As filed with the Securities and Exchange Commission on August 2, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHINE MEDIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3086866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rockefeller Center

1230 Avenue of the Americas, 7th Floor

New York, New York 10020

(212) 618-6389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Y. Chen

Chairman, Chief Executive Officer and President

Shine Media Acquisition Corp.

Rockefeller Center

1230 Avenue of the Americas, 7th Floor

New York, New York 10020

(212) 618-6389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990—Facsimile	Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 (212) 705-7000 (212) 752-5370—Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	8,625,000 Units	$8.00	$69,000,000	$8,121.30
Shares of Common Stock included as part of the Units(2)	8,625,000 Shares	—	—	(3)
Warrants included as part of the Units(2)	8,625,000 Warrants	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	8,625,000 Shares	$6.00	$51,750,000	$6,090.98
Representative’s Unit Purchase Option	1	$100.00	$100.00	(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	375,000 Units	$10.00	$3,750,000	$441.38
Shares of Common Stock included as part of the Representative’s Units(4)	375,000 Shares	—	—	(3)
Warrants included as part of the Representative’s Units(4)	375,000 Warrants	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	375,000 Shares	$7.50	$2,812,500	$331.03
Total			$127,312,600	$14,984.69

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,125,000 Units and 1,125,000 shares of Common Stock and 1,125,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants, the Representative’s Unit Purchase Option and the Warrants included in the Representative’s Units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, August 2, 2005

PRELIMINARY PROSPECTUS

$60,000,000

Shine Media Acquisition Corp.

7,500,000 units

Shine Media Acquisition Corp. is a blank check company recently formed for the purpose of acquiring direct or indirect ownership, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control, through contractual arrangements, of one or more operating businesses in the media and advertising industry in the People’s Republic of China. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•	One share of our common stock; and
•	One warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2006 and will expire on                     , 2009, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 1,125,000 additional units solely to cover over-allotments, if any (over and above the 7,500,000 units referred to above). The over-allotment will be used only to cover any net syndicate short position resulting from the initial distribution. We have also agreed to sell to ThinkEquity Partners LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 375,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $7.50. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol              on or promptly after the date of this prospectus. The common stock and warrants comprising the units will each begin separate trading on the earlier to occur of (i) the expiration of the underwriters’ over-allotment option; or (ii) 20 trading days after the exercise in full by the underwriters of such option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols              and             , respectively. We cannot assure you, however, that any of such securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a substantial amount of risk. See “ Risk Factors” beginning on page 9 of this prospectus for a discussion of information to be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.72	$7.28
Total	$60,000,000	$5,400,000	$54,600,000

(1)	Includes a non-accountable expense allowance in the amount of 3% of the gross proceeds, or $0.24 per unit ($1,800,000 in total) payable to ThinkEquity Partners LLC, the representative of the underwriters.

Of the net proceeds we receive from this offering, $52,500,000 ($7.00 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. ThinkEquity Partners LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about             , 2005.

ThinkEquity Partners LLC

                , 2005

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Shine Media Acquisition Corp., and the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Unless otherwise specified, references to “China” refer to the People’s Republic of China and do not include Hong Kong, Macau or Taiwan. Additionally, unless we tell you otherwise, the information in this prospectus assumes the underwriters will not exercise their over-allotment option or the purchase option granted to ThinkEquity Partners LLC.

We are a blank check company organized under the laws of the State of Delaware on June 24, 2005. We were formed to acquire direct or indirect ownership, through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control, through contractual arrangements, of one or more operating businesses in the media and advertising industry in China. We believe the media and advertising industry in China is one of the fastest growing in the world and presents numerous opportunities for consolidation and growth. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, advertising spending in China is expected to increase to $14.2 billion in 2007 from $7.7 billion in 2003, a compound annual growth rate of 16.7% from 2003 to 2007, compared to 7.3%, 5.4% and 5.0%, respectively, for Asia, the United States and Europe over the same time period. In addition, we believe China’s hosting of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010 will benefit its advertising sector. In light of China’s growing number of consumers with rising income and increasing consumer spending, we believe that the media and advertising industry in China represents a highly attractive area in which to consummate a business combination.

Under the current regulatory environment in China, the primary investment opportunities in this industry available to non-Chinese companies like ours are in the advertising sector. In the event that changing regulations permit, we may consider making an acquisition in other sectors of the media and advertising industry in China. To date, our efforts have been limited to organizational activities. We do not have any specific business combination or control arrangements under consideration, nor have we had any discussions with any target business regarding a possible transaction.

The media and advertising industry in China is divided into four general segments:

•	Content-oriented media companies. These companies provide information and content to consumers while also selling advertising, and include television, radio, newspapers and magazines. These companies are generally state-owned, and private and foreign ownership is prohibited.

•	Display-oriented media companies. These companies are primarily focused on displaying or airing advertising, and include out-of-home advertising networks located in office buildings, elevators and other public places, billboards, bus-stop displays and other outdoor advertising media.

•	Internet content and services companies. These companies provide information, search engines, maps or other tools to users and may generate revenues from advertising.

•	Advertising companies. There are two types of advertising companies in China: advertising agencies and advertising sales companies. Advertising agencies create and manage advertising campaigns for their clients. Advertising sales companies sell advertising air time and space on behalf of content-oriented media companies to either advertising agencies or advertisers. Advertising sales companies often have established creative, marketing and sales teams and assist the content-oriented media companies with developing marketing and networking strategies, branding, production, licensing and distribution.

Subject to compliance with applicable regulations, direct and foreign ownership of display-oriented media companies, internet content and services companies and advertising companies in China is permitted and these companies are typically independent and privately-owned.

We intend to acquire direct or indirect ownership or control of one or more target companies in the media and advertising industry in China. Our initial focus will be on acquiring advertising sales companies, as we believe this segment is likely to have the largest number of potentially attractive acquisition candidates. If we are unable to find attractive acquisition opportunities in this segment, we will consider opportunities in other sectors of the media and advertising industry, as permitted by Chinese regulations.

Our executive officers, directors and advisors have experience in investments, financing, acquisitions and operations in the media and advertising industry. In addition, they have extensive knowledge and expertise in mergers and acquisitions as well as operating and acquiring companies in China. We intend to leverage the industry experience of our executive officers, directors and advisors, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in the media and advertising industry in China with which we can consummate a business combination.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously. Due to the current regulations in China, and their limits and requirements, we intend to acquire either ownership of one or more Chinese companies in the advertising industry through a foreign entity having the required years of advertising experience outside of China or control of one or more Chinese companies in the media and advertising industry through contractual arrangements with licensed companies operating in China and their owners.

Our executive offices are located at Shine Media Acquisition Corp., Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020, and our telephone number is (212) 618-6389. We also have offices in China, located in Beijing and Shanghai.

The Offering

Securities offered:	7,500,000 units, at $8.00 per unit, each unit consisting of:

•	One share of common stock; and

•	One warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will each begin separate trading on the earlier to occur of (i) the expiration of the underwriters’ over-allotment option; or (ii) 20 trading days after the exercise in full by the underwriters of such option. In no event, however, will separate trading of the common stock and warrants be allowed until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after such time, we will file an amended Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option. For more information, see the section entitled “Description of Securities—Units.”

Common stock:

Number of shares outstanding before this offering	1,875,000 shares

Number of shares to be outstanding after this offering	9,375,000 shares or 10,500,000 if the underwriters’ over-allotment option is exercised in full

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants to be outstanding after this offering	7,500,000 warrants or 8,625,000 if the underwriters’ over-allotment option is exercised in full

Exercisability	Each warrant is exercisable for one share of common stock

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	The completion of a business combination on the terms described in this prospectus, or

•	, 2006

The warrants will expire at 5:00 p.m., New York City time, on , 2009 or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants at any time after the warrants become exercisable (including any warrants issued upon exercise of ThinkEquity Partners LLC’s unit purchase option):

•	In whole and not in part,

•	At a price of $.01 per warrant,

•	Upon a minimum of 30 days prior written notice of redemption, and

•	If, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed the price at which the warrants may be called for redemption or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:

Units

Common stock

Warrants

Offering proceeds to be held in trust:

$52,500,000 of the proceeds of this offering ($7.00 per unit) will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of the completion of a business combination on the terms described in this prospectus and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,600,000 after the payment of the expenses relating to this offering). For more information, see the section entitled “Use of Proceeds.”

Prior to the completion of a business combination, there will be no fees, reimbursement or cash payments made to our existing stockholders, including our officers, directors and advisors, other than:

•	Repayment of loans in the aggregate amount of $170,000, with 4% interest, made by Jean Chalopin, one of our board members, and Kilmer International Investments Limited, an entity wholly-owned by Robert B. Hersov, one of our board members, to cover offering expenses;

•	Payment of up to $10,000 per month in the aggregate to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chairman, chief executive officer and president, for office space in New York, Beijing and Shanghai, as well as for certain administrative, technology and secretarial services; and

•	Reimbursement for any expenses incident to the offering and finding a suitable business combination, such as identifying and investigating possible business targets.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account. For more information, see the section entitled “Description of Securities—Warrants.”

Stockholders must approve initial business combination:

We will seek stockholder approval before we effect our initial business combination, even if the transaction would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and advisors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination.”

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against our initial business combination will be entitled to convert their stock for a pro rata share of the trust account, including any interest earned on their portion of the trust account (net of taxes payable), if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to any shares of common stock purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.00 per share (plus any interest per share earned in the trust account (net of taxes payable)), which is lower than the $8.00 per unit offering price and may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. There may also be a corresponding incentive to our existing stockholders to exercise their conversion rights with respect to any shares acquired in the aftermarket after the consummation of this offering, because our existing stockholders’ weighted average cost per share (taking into account the shares acquired for a nominal amount prior to the offering in addition to those securities purchased in the aftermarket, if any) will be significantly less than the amount payable upon the exercise of the conversion right ($7.00 per share). For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion rights.”

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders (including any members of our management and our advisors who participate in this offering or who acquire shares in the aftermarket) the amount in our trust account (including any accrued interest (net of taxes payable)) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. If there are debts and obligations owed to vendors for services rendered or products sold to us, or claims of any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in excess of the net proceeds of this offering held outside of the trust, certain of our officers and directors will be personally liable, in each case to the extent the payment of such debts or obligations would reduce the amount of funds in the trust account. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until             , 2008 unless we are forced to liquidate, in which case the shares will be cancelled, or if we consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. For more information, see the section entitled “Principal Stockholders.”

Risks

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of our management and advisory team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required under the guidelines of the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the related notes and schedules thereto, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented below. The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

	July 18, 2005
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$24,150	$54,124,150
Total assets	$194,950	$54,124,150
Total liabilities	$170,800	$—
Value of common stock which may be converted for cash ($7.00 per share)	$—	$10,494,750
Stockholders’ equity	$24,150	$43,629,400

(1)	Excludes the $100 purchase price for the purchase option issued to ThinkEquity Partners LLC.

Working capital (as adjusted) and total assets (as adjusted) amounts include the $52,500,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this were to occur, we would be required to convert for cash up to approximately 19.99% of the 7,500,000 shares of common stock sold in this offering, or 1,499,250 shares of common stock, at an initial per-share conversion price of $7.00, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable), as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated With Our Business

We are a development stage company with no operating history, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the media and advertising industry in China. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination, and we cannot assure you as to when, or if, a business combination will occur.

If we are not able to consummate a business combination within the required time frame, we will be forced to liquidate, and, upon distribution of the trust account, our public stockholders will receive less than $8.00 per share, and our warrants will expire with no value.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering, and the business combination has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other similar business combination under consideration, and neither we, nor any affiliate, attorney, agent or representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction or taken any direct or indirect measures to locate or search for a target business.

If we are unable to complete a business combination and forced to liquidate our assets, the per-share liquidation amount will be less than $8.00, because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, and, accordingly, the warrants will expire with no value if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced, and the per-share liquidation price received by stockholders will be less than the $7.00 per share initially placed in the trust.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we are unable to complete a business combination and are forced to liquidate, David Y. Chen, our chairman, chief executive officer and president, and Richard L. Chen, our chief financial officer, secretary and a member of our board of directors, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or claims of any target business with which we have entered into a letter of intent, confidentiality agreement or other written agreement. However, we cannot assure you that they will be able to satisfy those obligations. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.00, plus interest (net of taxes payable), due to claims of such creditors.

Since we have not selected any target businesses with which to complete a business combination, investors in this offering are unable to ascertain the merits or risks of any particular target business’ operations before deciding to invest.

Since we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. If we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

A significant portion of the net offering proceeds not held in the trust account could be expended in pursuing business combinations that are not consummated, requiring us to find additional sources of working capital to continue to identify target businesses.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require significant management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that at least 20% of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and engage in a business combination with another business. See the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately      similarly structured blank check companies have completed initial public offerings. Of these companies, only        company has consummated a business combination, while        other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately      blank check companies with more than $     million in trust that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only        of such companies has completed a business combination and        of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by our board of directors. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 73,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to ThinkEquity Partners LLC, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock, including upon conversion of any debt securities:

•	May significantly reduce the equity interest of investors in this offering;

•	Will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	May adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	May lead to default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	May cause an acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	May create an obligation to immediately repay all principal and accrued interest, if any, if the debt security was payable on demand; and

•	May hinder our ability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section entitled “Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.”

Our existing stockholders, which include all of our officers and directors, and advisors who hold shares, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering and assuming no exercise of the underwriters’ over-allotment option). However, our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and we cannot assure you that they will not do so. Any shares of common stock acquired by existing stockholders or their affiliates or relatives in the aftermarket will be considered part of the holding of the public stockholders, and these holders will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. If our officers, directors and advisors vote all of their shares in favor of any business combination they present to the stockholders, they may have considerable influence upon such vote. In addition, because of the agreement among our chairman, chief executive officer and president, our chief financial officer and secretary, AFG Trust Assets Ltd., one of our existing stockholders, and ThinkEquity Partners LLC, whereby they will make open market purchases of the warrants during the 30 days after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of any such warrants, which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, such as the election of directors and approval of significant corporate transactions following the consummation of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Some or all of our current officers and directors may resign upon consummation of a business combination, and we will have only limited ability to evaluate management of the target business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our current officers and directors following a business combination, however, cannot presently be fully ascertained. Although it is possible that some of our key personnel, particularly our chairman, chief executive officer and president, and our chief financial officer and secretary, will remain in senior management or advisory positions with a target business following a business combination, it is likely that some or all of the management of a target business at the time of a business combination will remain in place. Moreover, our current management will likely only remain with us after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which negotiations will take place with our directors at the time of such business combination and which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to consummate a business combination in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control us following the business combination, it may be less likely that our current management would remain with us unless it had been negotiated as part of the transaction through the acquisition agreement, an employment agreement or other arrangement. If members of our management negotiate post-acquisition employment terms acceptable to them with respect to a potential business combination, they may look unfavorably upon or reject another potential business combination where the target business’ owners refuse to retain members of our management, thereby resulting in a conflict of interest. While we intend to closely scrutinize any candidates for management after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as with United States securities laws, and we would have to expend time and resources to familiarize them with such requirements and laws. This could be expensive and time-consuming and could lead to various regulatory issues which could adversely affect our operations.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the media and advertising industry in China. If we were to seek a business combination with a target company with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. If conflicts arise, they may not necessarily be resolved in our favor.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled “Certain Transactions—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us, and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination and two of our directors intend to be principals in another “blank check” company. In addition, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Due to these affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause conflicts of interest. For a complete discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Transactions—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our existing stockholders, which includes all our officers, directors and advisors, own shares of our common stock which will not participate in liquidation distributions, and therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our existing stockholders, which includes all our officers, directors and advisors, own shares of our common stock which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we fail to complete a business combination. David Y. Chen, our chairman, chief executive officer and president, Richard L. Chen, our chief financial officer and secretary and AFG Trust Assets Ltd., one of our existing stockholders, have entered into an agreement with the representative of the underwriters whereby they, or certain of their affiliates or designees, collectively will place bids for and, if their bids are accepted, purchase in the open market within the first 30 days after separate trading of the warrants has commenced as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 600,000 warrants. The shares and warrants owned by our existing stockholders, which includes all our officers, directors and advisors, and their affiliates will be worthless if we do not consummate a business combination. In addition, because only a majority vote is needed to approve a business combination, our existing stockholders, which includes all our officers, directors and advisors, may have a conflict of interest since they could vote against a business combination with respect to any shares purchased by them in the aftermarket and could exercise their conversion rights with respect to such shares if less than 20% of the public stockholders vote against such a business combination and convert their shares. The personal and financial interests of our existing stockholders, which includes all our officers, directors and advisors, may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’, directors’ and advisors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our officers, directors and advisors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our officers, directors and advisors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our officers, directors and advisors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less, and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	Make a special written suitability determination for the purchaser;

•	Receive the purchaser’s written agreement to a transaction prior to sale;

•	Provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our initial business combination may be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

The net proceeds from this offering will provide us with approximately $54,100,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of the consummation of the transaction. We may not be able to consummate more than one business combination because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we also face the risk that conditions to closing with respect to the acquisition of multiple transactions are not satisfied, which could bring the fair market value of the initial business combination below the required fair market value threshold of 80% of our net assets. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business meeting the 80% threshold than comparable multiple target business candidates collectively meeting the 80% threshold. Accordingly, the prospects for our success may be:

•	Solely dependent upon the performance of a single business, or

•	Dependent upon the development or market acceptance of a single or limited number of products or services.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

If we consummate a business combination with only one target business meeting the 80% threshold, we may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions in China. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do. While we believe that there are numerous potential target businesses with which we could consummate a transaction with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert the shares of common stock held by public stockholders for cash in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust in search of a target business, or because we become obligated to convert for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors, advisors or stockholders are required to provide any financing to us in connection with or after a business combination.

Our existing stockholders paid an aggregate of $25,000 or a little more than $0.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our existing stockholders having acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $2.46 per share (the difference between the pro forma net tangible book value per share of $5.54, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,500,000 shares of common stock. We will also grant an option to purchase 375,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 375,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and this option may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and this option are exercised, you may experience dilution to your holdings.

The obligations of certain of our existing stockholders and ThinkEquity to purchase warrants in the open market may support the market price of the warrants during the 30-day period following separation of the unit components, and, accordingly, the market price of the warrants may substantially decrease upon the termination of this obligation.

David Y. Chen, our chairman, chief executive officer and president, Richard L. Chen, our chief financial officer and secretary and AFG Trust Assets Ltd., one of our existing stockholders, have entered into an agreement with the representative of the underwriters whereby they or their affiliates will place bids for and, if their bids are accepted, purchase in the open market, within the first 30 days after separate trading of the warrants has commenced, as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 600,000 warrants. Of these 600,000 warrants, each of our officers will place bids for and, if its bids are accepted, purchase up to 150,000 warrants and, subsequent to the completion of the purchase of these warrants, AFG Trust Assets Ltd. will place bids for and, if its bids are accepted, purchase up to 300,000 warrants. In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the warrants described above and within the first 30 days after separate trading of the warrants has commenced, ThinkEquity Partners LLC, the representative of the several underwriters, or certain of its principals, affiliates or designees will place bids for and, if its bids are accepted, purchase in the open market, within the first 30 days after separate trading of the warrants has commenced, as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 300,000 warrants. Such warrant purchases made may support the market price of the warrants during such 30-day period at a price above that which would prevail in the absence of such purchases. The termination of the support provided by such purchases may have a material adverse effect on the trading price of the warrants.

Any exercise by our existing stockholders of their registration rights may adversely affect the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which will not be before three years from the date of this prospectus, except in limited circumstances. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,875,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of a target business, as the stockholders of such target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect the exercise of these rights may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of the securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information.”

There is currently no market for our securities, and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop, or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. We cannot assure you, however, that the securities will be quoted, or if quoted, the securities will continue to be quoted by the OTC Bulletin Board or any other market in the future. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	Restrictions on the nature of our investments; and

•	Restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, burdensome requirements may be imposed on us, including:

•	Registration as an investment company;

•	Adoption of a specific form of corporate structure; and

•	Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association (“NASAA”), Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by NASAA, an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders initial investment of $25,000 is less than the required $1,610,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Under the policies of NASAA, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination, which may have the effect of reducing the available proceeds not deposited in the trust account available for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of out-of-pocket expenses be included as a term or condition in any agreement with respect to a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Risks Relating to Regulation of the Corporate Structures We May Use in Connection With an Acquisition

We may not be able to locate and acquire a foreign advertising company with the requisite experience which would allow us to directly invest in the Chinese advertising industry, and even if we are successful, we may not be able to coordinate the concurrent purchase of one or more Chinese advertising companies.

Chinese regulations currently limit foreign ownership of Chinese advertising companies to 70% and require foreign owners to have at least two years of direct operations experience in the advertising industry outside of China. We do not currently operate an advertising business outside of China with the required years of advertising experience. Accordingly, we may, in connection with effecting a business combination, choose to purchase a foreign entity with two or more years of experience in the advertising industry outside of China, and cause such foreign entity to concurrently acquire a majority interest in one or more Chinese target businesses. If we were to effect this type of business combination prior to December 10, 2005, under Chinese regulations such foreign entity would be prohibited from purchasing more than 70% of the equity interest in a target business. If we were to effect this type of business combination after December 10, 2005, and a foreign entity has three or more years of experience in the advertising business outside of China, such foreign entity would be able to purchase 100% of a target business, and the target business would then become a wholly owned subsidiary of us. We cannot assure you, however, that we will be able to find a foreign entity with the required years of advertising experience. In addition, any foreign company that we locate may not be available for purchase at the same time as our target business or businesses, or if available, may not be available for purchase on terms agreeable to us. In the event that the cost of acquiring a foreign entity, including due diligence and other expenses related to acquisition, is materially greater than we expect, we may not have sufficient funds available to complete our acquisition of one or more target Chinese businesses. We cannot assure you that we will be able to coordinate the concurrent purchase of the foreign entity and one or more Chinese advertising companies.

Instead of acquiring one or more Chinese advertising companies through a foreign entity, we may attempt to obtain control of Chinese companies in the media and advertising industry through contractual arrangements, and the Chinese government may find that the resulting corporate structure does not comply with Chinese governmental restrictions on foreign investment in media or advertising, and we could be subject to severe penalties.

We may choose to effect a business combination by making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies in the media and advertising industry holding the licenses required to engage in the media or advertising business. For a description of the general nature of the contractual arrangements we may make in connection with such method of business combination, see the section entitled “Proposed Business—Alternative Structures to Comply With Regulations on Media and Advertising Industry—Contractual Arrangements.” However, there are substantial uncertainties regarding the interpretation and application of current and future laws and regulations in China. If the Chinese government finds that the agreements that we may use to establish the structure for operating our media or advertising business do not comply with government restrictions on foreign investment in media or advertising businesses, we could be subject to severe penalties.

If we are found to be in violation of any existing or future Chinese laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant Chinese regulatory authorities, including the State Administration of Industry and Commerce (“SAIC”), would have broad discretion in dealing with such violations, including the authority to:

•	Revoke the business and operating licenses of our target business;

•	Discontinue or restrict our target business’ operations;

•	Impose conditions or requirements with which we may not be able to comply;

•	Require us to restructure the relevant ownership structure; or

•	Invalidate the contractual obligations which created our corporate structure and/or unwind the business combination.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business following a business combination.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies in the media and advertising industry holding the licenses required to engage in the media or advertising business and its shareholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control of full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, following a business combination we may not able to exercise our rights as a shareholder to effect changes in the board of directors of the target business, which in turn could effect changes at the management level. In addition, payments from any such target business to us or our subsidiaries could represent all or a substantial portion of our internal source of funds and the failure to receive payment could have a material adverse effect on our business. If the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If existing laws and regulations in China or the way they are interpreted change, we may not be able to acquire an advertising business in China by concurrently acquiring a foreign entity with the requisite advertising experience, or by entering into contractual arrangements to obtain control of one or more Chinese companies in the media and advertising industry, and we may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.

There is substantial uncertainty regarding the interpretation, application and future direction of existing laws and regulations related to foreign investment in the media and advertising industry in China. If the current laws and regulations in China change, we may not be able to acquire an advertising business in China by concurrently acquiring a foreign entity with the requisite advertising experience or enter into contractual arrangements with companies in China that would hold the required licenses to operate a media or advertising company. We cannot assure you that we would be able to establish an alternative corporate structure that would allow us to consummate a business combination. If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets, and the per-share liquidation price will be less than $8.00 per share due to the expenses of the offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we are forced to liquidate, there will also be no distribution with respect to our outstanding warrants, and the warrants will expire with no value.

Any contractual arrangements we may enter into with a Chinese media or advertising company in which we do not have a direct ownership interest would subject us to an additional layer of taxation, and may be subject to scrutiny by the Chinese tax authorities.

If we acquire a Chinese media or advertising company by entering into contractual arrangements with it and having our nominees serve as its shareholders, under current Chinese tax laws the revenue of the Chinese advertising company will be subject to business tax when it is earned by such company and again when such revenue is paid to us or our subsidiaries. This dual layer of taxation could result in us receiving less after-tax revenue than if we acquired a direct ownership interest in a Chinese media or advertising company, which structure would likely be subject to only a single layer of business tax. In addition, we could face material and adverse tax consequences if the Chinese tax authorities determine that our contracts with any affiliated Chinese media or advertising company that we control were not entered into based on arm’s length negotiations.

Risks Associated With Our Industry and With Doing Business in China

Media and advertising spending in China is particularly sensitive to changes in economic conditions and advertising trends making it harder to assess whether any company we acquire will be profitable.

In China, demand for advertising time slots, and resulting advertising spending by clients, is particularly sensitive to changes in general economic conditions. Advertisers may reduce the money they spend to advertise for a number of reasons, including:

•	A general decline in economic conditions; and

•	A decision to shift advertising expenditures to other available advertising media.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow, and with it, demand for advertising media and advertising services. However, the growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that the Chinese economy will continue to grow as forecasted. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for media and advertising spending. A decrease in demand for advertising media in general and for any advertising services in particular could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

If we are unable to adapt rapidly to changing advertising trends and the technology needs of advertisers and consumers after a business combination, we may not be able to compete effectively.

Advertising companies in China are required to continuously identify new advertising trends and satisfy the technological needs of advertisers and consumers to compete effectively. After a business combination, we might be required to incur acquisition and development costs to keep pace with new technological needs of our advertisers and consumers as well as incur other costs to effectively respond to changing advertising trends. We may not have the financial resources necessary to fund and implement future technological innovations, to replace obsolete technology or to adequately respond to changing advertising trends. In such a case, competitors or future entrants into the market who do take advantage of such initiatives could gain a competitive advantage over us. If we cannot succeed in developing and introducing new technologies or in responding to advertising trends on a timely and cost-effective basis, we may not be able to compete effectively or attract advertising agencies or clients, which would have a material and adverse effect on our business prospects and revenues.

After a business combination, we may be subject to, and may expend significant resources defending against, government actions and civil suits in China based on the content and services we provide.

Advertising laws and regulations in China require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute are fair and accurate and are in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the Chinese government may order a violator to cease its advertising business operations.

After a business combination, we will most likely be obligated under Chinese laws and regulations to monitor any advertising content we may produce or any network we may operate for compliance with applicable law. In general, Chinese laws require regulated companies to independently review and verify their advertisements for content compliance before displaying the advertisements. In addition, where a special government review is required for certain product advertisements before their distribution, regulated companies are separately obligated to confirm that such review has been performed and approval has been obtained. Further, for advertising content related to certain types of products and services, such as alcohol, cosmetics, pharmaceuticals and medical procedures, regulated companies are required to confirm that the advertisers have obtained requisite government approvals including the advertiser’s operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement, and filing with the local authorities. We cannot assure you that each advertisement any potential advertising client or agency may provide to us and which a media company may broadcast or publish in China will be in compliance with relevant Chinese advertising laws and regulations or that the supporting documentation and government approvals provided to us by any potential advertising clients in connection with certain advertising content will be complete and accurate. Any violations of applicable Chinese advertising laws and regulations may affect our reputation and ability to generate revenues and may subject us to fines by Chinese governmental authorities as well as civil actions.

Our business operations may be affected by legislative or regulatory changes in China.

We may enter into a business combination with a target business that is not subject to regulations specific to its business. However, relevant Chinese government authorities are currently considering adopting new regulations influencing various aspects of the media and advertising industry and we cannot predict the timing and effects of any new regulations. Because laws and regulations governing the media and advertising industry in China change frequently and because we do not know in which segment of the media and advertising industry the company with which we consummate a business combination will operate, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business. Changes in laws and regulations governing the content of advertising or business licensing, or otherwise affecting the media and advertising industry in China may materially and adversely affect our ability to consummate a business transaction with a target business or, assuming we are able to consummate a business combination, may materially and adversely affect our results of operations, business or prospects.

China has enacted regulations to prohibit or restrict foreign investment in media companies. China may enact additional regulations to prohibit or restrict foreign investment in the media and advertising industry, or it could impose additional regulations for operating a company in such industry. Any changes to these regulations or the enactment of additional regulations could severely impair our ability to consummate a business combination.

China has enacted regulations to prohibit or restrict foreign investment in media companies. Although China has permitted foreign investment in advertising companies and a limited number of sectors within the media industry and has lessened some of the restrictions regarding operating an advertising company, there can be no assurance that China will continue to ease restrictions on foreign investments and operations of media and advertising companies. China may also enact laws which reverse recently enacted laws and prohibit or further restrict foreign ownership in the media and advertising industry or severely limit the ways in which companies in such industries may operate. In addition, many of the rules and regulations that we may face may not be explicitly communicated and there may be uncertainties regarding proper interpretations of current and future laws and regulations in China. All of these factors could severely impair our target businesses’ operations. If the relevant Chinese authorities find us or the target business or target businesses with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation.

Any violation could result in the Chinese government, among other things:

•	Levying fines;

•	Revoking business and other licenses of the target company;

•	Requiring that we restructure our ownership or operations; and

•	Requiring that we discontinue any portion or all of our business subject to regulations.

For additional information regarding government regulations of the media and advertising industry in China, please see the section entitled “Proposed Business—Government Regulation of the Media and Advertising Industry.”

Deterioration of China’s political relations with the United States, Europe, or other Asian nations could make Chinese businesses less attractive to Western investors.

The relationship between the United States and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could adversely affect our operations or cause potential target businesses or services to become less attractive. This could lead to a decline in our profitability. Any weakening of relations between the United States, Europe, or other Asian nations and China could have a material adverse effect on our operations even after the successful completion of a business combination.

Fluctuations in the value of the Chinese Renminbi relative to foreign currencies could affect our operating results.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Chinese Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Chinese Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Chinese Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Our operations after a successful business combination in China may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development (“OECD”).

The Chinese economy has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, China’s economy has been transitioning to a more market-oriented economy. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The Chinese economy also differs from the economies of most countries belonging to the OECD, an international group of member countries sharing a commitment to democratic government and market economy, in the following ways:

•	Economic structure;

•	Level of government involvement in the economy;

•	Level of development;

•	Level of capital reinvestment;

•	Control of foreign exchange; and

•	Methods of allocating resources.

As a result of these differences, investment histories in other OECD member countries may not provide a sound basis for assessing potential investments in China.

Because the Chinese judiciary, which is relatively inexperienced in enforcing corporate and commercial law, will determine the scope and enforcement under Chinese law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of China.

Chinese law will govern almost all of our target business’ material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of China. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. An inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

Because most of our directors and officers reside outside of the United States, and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

Most of our directors and officers reside outside of the United States, and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Although China has executed the Agreement on Mutual Judicial Assistance in Criminal Matters with the United States in June 2000, there is no extradition treaty between the United States and China. Therefore, it is unclear whether criminal penalties under United States federal securities laws would be enforced effectively in China, if at all.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with, or which can be reconciled to, and audited in accordance with, United States Generally Accepted Accounting Principles (“GAAP”), prospective target businesses may be limited.

We will require that a proposed target business have certain financial statements that are prepared in accordance with, or which can be reconciled to, and audited in accordance with, United States GAAP. If a proposed target business does not have financial statements that have been prepared with, or which can be reconciled to, and audited in accordance with, United States GAAP, we will not acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

Exchange controls that exist in China may limit our ability to use our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

If certain tax exemptions within China regarding withholding taxes are removed, we may be required to deduct corporate withholding taxes from any dividends we may pay in the future.

According to China’s applicable income tax laws, regulations, notices and decisions related to FIEs and their investors, dividends and profits distributed to a foreign enterprise from its affiliate in China are exempted from any Chinese withholding tax. However, if the foregoing exemption is removed in the future, following a business combination we may be required to deduct certain amounts from dividends we may pay to our stockholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Recent regulations relating to offshore investment activities by residents of China may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our stockholders who are residents of China to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our China resident stockholders to liability under Chinese law.

Regulations were recently promulgated by China’s State Development and Reform Commission and SAFE that will require registrations with, and approvals from, Chinese government authorities in connection with direct or indirect offshore investment activities by residents of China and Chinese corporate entities. These regulations apply to our stockholders who are residents of China.

The SAFE regulations retroactively require registration of direct or indirect investments previously made by residents of China in offshore companies. In the event that a Chinese stockholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the Chinese subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer, or liquidation in respect of the Chinese subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under Chinese law for foreign exchange evasion.

Chinese residents who are legal or beneficial holders of our shares of common stock must obtain approvals from and make filings with SAFE or its local branches. After a business combination, we cannot provide any assurances that any of our stockholders who are Chinese residents will obtain any applicable approvals or make the filings required by these regulations or other related legislation. If these stockholders fail or are unable to receive any required approvals or make any required filings it may hinder or restrict our ability to receive distributions from any of our Chinese affiliates and hinder or restrict our ability to raise capital inside or outside of China. Any such actions could materially and adversely affect our business and prospects. See “Proposed Business—Government Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions” for further information.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Gross proceeds(1)	$60,000,000	$69,000,000

Offering expenses(2)
Underwriting discount (6% of gross proceeds)(2)	3,600,000	4,140,000
Underwriting non-accountable expense allowance (3% of gross proceeds excluding the over-allotment option)	1,800,000	1,800,000
Legal fees and expenses (including blue sky services and expenses)	325,000	325,000
Miscellaneous expenses(3)	66,784	66,784
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	14,985	14,985
NASD filing fee	13,231	13,231

Net proceeds
Held in trust	52,500,000	60,960,000
Percentage of gross proceeds held in trust	87.5%	88.3%
Not held in trust	$1,600,000	$1,600,000

Total net proceeds	$54,100,000	$62,560,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$400,000	25.00%
Payment for office space and administrative and support services ($10,000 per month for up to 24 months)	240,000	15.00%
Due diligence of prospective target businesses	300,000	18.75%
Legal and accounting fees relating to SEC reporting obligations	40,000	2.50%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments, lock-up payments or funding of a “no-shop” provision with respect to a particular business combination), D&O insurance and reserves	620,000	38.75%

Total	$1,600,000	100.00%

(1)	Excludes the payment of $100 from ThinkEquity Partners LLC for its purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.
(2)	A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $35,000 of legal and accounting fees, have been paid from the funds we received from Mr. Chalopin and an entity wholly-owned by Mr. Hersov, as described in this section. These funds will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.
(3)	Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

$52,500,000, or $60,960,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business or target businesses with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of a target business or target businesses may be used to finance operations of such target business or target businesses or to repay expenses incurred in excess of the amounts not held in the trust account.

We have agreed to pay Enjoy Media (Hong Kong) Limited, an affiliate of our chairman, chief executive officer and president, an aggregate of $10,000 per month for office space in New York, Beijing and Shanghai as well as certain administrative, technology and secretarial services. We believe that, based on rents and fees for similar services in New York, Beijing and Shanghai, the fee charged by Enjoy Media (Hong Kong) Limited is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the excess working capital (approximately $620,000), for director and officer liability insurance premiums (approximately $125,000), with the remaining balance (approximately $495,000) being held in reserve for tax payments in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, but may also include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We may use a portion of such excess working capital to pay finders fees, consulting fees or other similar compensation, make a deposit, lock-up payment, down payment, or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that such deposit or payment were substantial enough (thereby depleting a significant portion of our assets not held in trust) or in the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such deposit or payment or otherwise) we could be left with insufficient funds to consummate the business combination or to continue searching for, or conduct due diligence with respect to, other potential target businesses. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or target businesses.

As of the date of this prospectus, Jean Chalopin and Kilmer International Investments Limited, an entity wholly-owned by Robert B. Hersov, have advanced to us a total of $170,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and accounting fees and expenses. Messrs. Hersov and Chalopin are each members of our board of directors. Such loans will be payable with 4% annual interest on the earlier of July 12, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.

The net proceeds of this offering held in trust, and the remaining net proceeds which are available to us but which are not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions promulgated under the Investment Company Act of

1940, as amended, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of the net proceeds not held in trust will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $10,000 per month fee for office space and related services described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders or any of their affiliates for services rendered to us prior to or in connection with the consummation of a business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business or target businesses. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at July 18, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	July 18, 2005
	Actual	As Adjusted
Notes payable to stockholders	$170,000	$—

Total debt	$170,000	$—

Common stock, $.0001 par value, -0- and 1,499,250 shares which are subject to possible redemption, shares at redemption value(1)	$—	$10,494,750

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 89,000,000 shares authorized; 1,875,000 shares issued and outstanding; 7,875,750 shares issued and outstanding (excluding 1,499,250 shares subject to possible redemption), as adjusted	188	788
Additional paid-in capital	24,812	43,629,462
Deficit accumulated during the development stage	(850)	(850)

Total stockholders’ equity	24,150	43,629,400

Total capitalization	$24,150	$54,124,150

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At July 18, 2005, our net tangible book value was $24,150, or approximately $0.01 per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,499,250 shares of common stock which may be converted for cash) at July 18, 2005 would have been $43,629,450, or $5.54 per share, representing an immediate increase in net tangible book value of $5.53 per share to the existing stockholders and an immediate dilution of $2.46 per share, or approximately 31%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $10,494,750 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$0.01
Increase attributable to new investors	5.53

Pro forma net tangible book value after this offering		5.54

Dilution to new investors		$2.46

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,875,000	20.00%	$25,000	00.04%	$0.01
New investors	7,500,000	80.00%	60,000,000	99.96%	$8.00

	9,375,000	100.00%	$60,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$24,150
Proceeds from this offering	54,100,000
Less: Proceeds held in trust subject to redemption for cash ($52,500,000 × 19.99%)	(10,494,750)

$43,629,400

Denominator:
Shares of common stock outstanding prior to the offering	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to redemption (7,500,000 × 19.99%)	1,499,250

7,875,750

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 24, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or other business combination with one or more operating businesses in the media and advertising industry in China. Under the current regulatory environment in China, the primary investment opportunities in this industry available to non-Chinese companies like ours are in the advertising sector. In the event that changing regulations permit, we may consider making an acquisition in other sectors of the media and advertising industry in China. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination under consideration and neither we, nor any representative acting on our behalf, have had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	May significantly reduce the equity interest of our stockholders;

•	Will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	May adversely affect prevailing market prices for our common stock.

Similarly, the occurrence of debt:

•	May lead to default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	May cause an acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	May create an obligation to immediately repay all principal and accrued interest, if any, if the debt security is payable on demand; and

•	May hinder our ability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential lenders.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $5,900,000, including $1,800,000 representing the underwriter’s non-accountable expense allowance of 3% of the gross proceeds (excluding the underwriter’s over-allotment option), approximately $500,000 of other expenses related to this offering, and approximately $3,600,000 (or $4,140,000 if the underwriters’ over-allotment option is exercised in full) of underwriting discounts, will be approximately $54,100,000 (or $62,560,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $52,500,000, or $60,960,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $1,600,000 will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or target businesses. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, $240,000 for administrative services and support payable to an affiliate of our chairman, chief executive officer and president (up to an aggregate of $10,000 per month for 24 months as further described below), $300,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $620,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $125,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chairman, chief executive officer and president, an aggregate monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York, Beijing and Shanghai. In addition, on July 12, 2005, Jean Chalopin, one of our board members, and Kilmer International Investments Limited, a wholly-owned entity of Robert Hersov, one of our board members, advanced to us a total of $170,000 with a 4% interest rate, for payment of offering expenses on our behalf. The loans will be payable on the earlier of July 12, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering allocated for the payment of offering expenses.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 375,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For additional information on this purchase option, see the section entitled “Underwriting—Purchase Option.”

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on June 24, 2005. We were formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other business combination, one or more operating businesses in the media and advertising industry in China. We believe the media and advertising industry in China is one of the fastest growing in the world and presents numerous opportunities for consolidation and growth. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, the advertising sector of the media and advertising industry in China is the largest in Asia excluding Japan, and is expected to grow at a compound annual growth rate that exceeds the rest of Asia, the United States and Europe. In addition, we believe China’s hosting of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010 will benefit its advertising sector. In light of China’s growing number of consumers with rising income and increasing consumer spending, we believe that the media and advertising industry in China represents a highly attractive area in which to consummate a business combination.

Under the current regulatory environment in China, the primary investment opportunities in this industry available to non-Chinese companies like ours are in the advertising sector. In the event that changing regulations permit, we may consider making an acquisition in other sectors of the media and advertising industry in China. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

The media and advertising industry in China is divided into four general segments:

•	Content-oriented media companies. These companies provide information and content to consumers while also selling advertising, and include television, radio, newspapers and magazines. These companies are generally state-owned, and private and foreign ownership is prohibited.

•	Display-oriented media companies. These companies are primarily focused on displaying or airing advertising, and include out-of-home advertising networks located in office buildings, elevators and other public places, billboards, bus-stop displays and other outdoor advertising media.

•	Internet content and services companies. These companies provide information, search engines, maps or other tools to users and may generate revenues from advertising.

•	Advertising companies. There are two types of advertising companies in China: advertising agencies and advertising sales companies. Advertising agencies create and manage advertising campaigns for their clients. Advertising sales companies sell advertising air time and space on behalf of content-oriented media companies to either advertising agencies or advertisers. Advertising sales companies often have established creative, marketing and sales teams and assist the content-oriented media companies with developing marketing and networking strategies, branding, production, licensing and distribution.

Subject to compliance with applicable regulations, direct and foreign ownership of display-oriented media companies, internet content and services companies and advertising companies in China is permitted and these companies are typically privately-owned.

Our initial focus will be on acquiring advertising sales companies as we believe this segment is likely to have the largest number of potentially attractive acquisition candidates. If we are unable to find attractive acquisition opportunities in this segment, we will consider opportunities in other sectors of the media and advertising industry, as permitted by Chinese regulations.

Our executive officers, directors and advisors have experience in investments, financing, acquisitions and operations in the media and advertising industry. In addition, they have extensive knowledge and expertise in mergers and acquisitions as well as operating and acquiring companies in China. We intend to leverage the industry experience of our executive officers, directors and advisors, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in the media and advertising industry in China with which we can consummate a business combination.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets at the time of such acquisition. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

We intend to acquire direct or indirect ownership or control of one or more target companies in the media and advertising industry in China. Regulations in China currently prohibit foreign investors from purchasing more than 70% of the equity interests of advertising companies and require any foreign investors to have at least two years of direct operations experience in the advertising industry outside of China. After December 10, 2005, foreign entities will be permitted to own 100% of companies in the advertising industry in China, provided these foreign entities have at least three years of direct operations experience in the advertising industry outside of China. We are a newly organized company that does not currently operate an advertising business outside of China and therefore we do not currently qualify under these Chinese regulations. Therefore, we intend to acquire either ownership of one or more Chinese companies in the advertising industry through a foreign entity having the required years of advertising experience outside of China, or control of one or more Chinese companies in the media and advertising industry through contractual arrangements with licensed companies operating in China and their owners.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities with whom we engage in business waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business, or other entity were to refuse to enter into such a waiver, our decision to engage such vendor or other entity or to enter into discussions with such target business would be based on our management’s determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

The Advertising Market in China

The advertising market in China has the following characteristics:

•	Largest Market in Asia Excluding Japan. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, advertising spending in China totaled $7.7 billion in 2003 and $9.0 billion in 2004, with projected spending of $10.5 billion in 2005, making it the largest advertising market in Asia excluding Japan.

•	High Growth Rate. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, advertising spending in China grew 20.8% between 2002 and 2003, and 18.0% between 2003 and 2004 compared to the average worldwide growth rate of 2.9% and 7.5%, respectively, making it one of the fastest growing advertising markets in the world during that period.

•	Urban Concentration of Advertising Spending. Advertising spending in China is highly concentrated in China’s more economically developed regions and increasingly concentrated in urban areas. For example, Beijing, Shanghai and the Guangdong province (the Guangdong province includes the major cities of Guangzhou and Shenzhen), together accounted for 49.0% of total advertising spending in 2003 in China, according to China’s Statistical Yearbook as cited in a March 2005 report of Credit Suisse First Boston.

According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, China’s advertising market in terms of advertising spending is expected to remain the largest in Asia excluding Japan through at least 2007. We believe advertising spending in China has considerable growth potential in upcoming years. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, advertising spending in China is expected to increase to $14.2 billion in 2007 from $7.7 billion in 2003, a compound annual growth rate of 16.7% from 2003 to 2007, compared to 7.3%, 5.4% and 5.0%, respectively, for Asia, the United States and Europe over the same time period. However, we cannot provide any assurance that we will benefit from growth that may occur in the advertising sector of China’s media and advertising industry.

We believe the growth of China’s media and advertising industry is being driven by a number of factors including:

•	High and Sustained Levels of Economic Growth. China’s economy has grown and continues to grow rapidly compared to other developed economies. According to the National Bureau of Statistics in China, China’s GDP grew by 7.3%, 8.0% and 9.1% in 2001, 2002 and 2003, respectively, and, based on preliminary figures, grew by 9.5% in 2004. According to ZenithOptimedia’s April 2005 Advertising Expenditure Forecasts, China’s GDP is projected to grow by 10.2%, 9.7% and 8.9% in 2005, 2006 and 2007, respectively.

•	Rapid Urbanization and Growth in Consumer Spending. According to the National Bureau of Statistics of China, China’s urban population, as a percentage of its entire population, increased from 17.9% in 1978, to 29.0% in 1995 and to 41.8% in 2004, for an urban population of 542 million people. The United Nations Human Settlements Programme estimates that China’s urban population will reach 578 million people by 2010. We believe that rapid urbanization, in turn, will result in further growth of total consumer spending in China. According to the National Bureau of Statistics of China, in 2004, 65.9% of retail sales for consumer goods took place in urban areas. Retail sales in urban areas grew by 14.7% to approximately 3.6 trillion Chinese Renminbi (“RMB”) (approximately U.S.$450 billion, based on a 2004 exchange rate of 8.27 Chinese RMB to U.S.$1) compared to growth in rural areas of 10.7% to approximately 1.8 trillion Chinese RMB (approximately U.S.$222 billion, based on a 2004 exchange rate of 8.27 Chinese RMB to U.S.$1) over the same time period in 2004. The impact of these trends is particularly notable in certain regions and urban centers. For example, Beijing, Shanghai, and the Guangdong province together accounted for 49.0% of total advertising spending in China in 2003, according to China’s Statistical Yearbook as cited in a March 2005 report of Credit Suisse First Boston, while accounting for only 9.0% of the population. We believe the increase and ongoing growth in the number of consumers in China will encourage companies to increase advertising spending for new products and services, particularly in urban areas.

•	2008 Olympics and the 2010 International World Exposition. We believe that advertising spending in China will continue to increase as a result of the Olympic Games in Beijing in 2008 and the International World Exposition in Shanghai in 2010. Australia experienced an increase in advertising spending of approximately 30% associated with its hosting the Olympic Games in 2000.

•	Relatively Low Levels of Advertising Spending in China Per Capita and as a Percentage of GDP. Advertising spending per capita and as a percentage of GDP in China remains very low relative to other countries and regions, indicating that there is significant growth potential in China’s advertising industry as its consumer markets continue to develop and income levels increase.

The following table sets forth advertising spending per capita and as a percentage of GDP for the countries and regions indicated for 2003:

	Advertising Spending
Country/Region	Per Capita	As a Percentage of GDP
	(U.S. dollars)
China	$6	0.5%
Asia(1) Weighted Average	$23	0.8%
South Korea	$142	1.1%
Hong Kong	$262	1.2%
Japan	$284	0.8%
United Kingdom	$288	1.0%
United States	$518	1.4%

(1)	Asia includes Australia, China, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Philippines, Singapore, South Korea, Taiwan, Thailand and Vietnam.

Source: ZenithOptimedia Advertising Expenditure Forecasts, April 2005.

Government Regulation of the Media and Advertising Industry

We intend to acquire direct or indirect ownership or control of an operating business in China that is in the media and advertising industry. The media and advertising industry in China is governed by the State Council, which is the highest authority in the executive branch of China’s central government, and several ministries and agencies under its authority, including the State Administration for Industry and Commerce (“SAIC”), the State Administration of Radio, Film and Television (“SARFT”), the General Administration of Press and Publication (“GAPP”), the Ministry of Culture (“MOC”) and the State Council News Office.

Regulations on Foreign Investment in Media Industry

China’s media industry is subject to government control and censorship. Under the current Chinese legal regime, foreign investment is limited to specific sectors of China’s media industry. China’s commitments in its entry into the World Trade Organization (the “WTO”) involve a gradual expansion of opportunities open to foreign businesses to encourage foreign investment. The State Development and Reform Commission and the Ministry of Commerce (formerly the Ministry of Foreign Trade and Economic Cooperation or MOFTEC) (“MOFCOM”) recently revised the Catalogue for Guiding Foreign Investment in Industries (the “Foreign Investment Catalogue”) which went into effect January 1, 2005. The Foreign Investment Catalogue classifies all foreign investment projects into one of four categories: encouraged projects, permitted projects, restricted projects and prohibited projects. China has also exceeded its WTO commitments through execution of strategic arrangements with Hong Kong and Macau to promote and facilitate investments and trade between the regions. These economic partnership arrangements: Mainland China Closer Economic Partnership Arrangement, effective June 2003, and Mainland China and Macau Closer Economic Partnership Arrangement, effective October 2003, are collectively referred to as “CEPA”.

Pursuant to the Tentative Regulations on Establishment of Foreign-Invested Printing Enterprises issued by GAPP and MOFCOM, effective January 2002, foreign investors are permitted to establish Chinese-foreign joint ventures that print publications and other materials provided that Chinese investors in such joint ventures hold majority ownership or a controlling position. In addition, foreign investors are permitted to establish wholly owned subsidiaries to engage in the printing of packaging materials.

Pursuant to the Administrative Measures on Foreign-Invested Enterprises in Distribution of Books, Newspapers and Periodicals issued by GAPP and MOFCOM, effective May 2003, foreign investors are permitted to establish wholly foreign owned distribution companies that engage in the wholesale and retail sale of books, newspapers or periodicals.

Pursuant to the Tentative Regulations on Foreign Investment in Cinemas issued by SARFT, MOC and MOFCOM, effective January 2004, foreign investors are permitted to own up to a 49% interest in Chinese-foreign joint ventures that engage in the construction and operation of cinemas. Foreign investors are permitted to hold majority ownership (not to exceed a 75% ownership interest) in such joint ventures established in Beijing, Shanghai, Guangzhou, Chengdu, Xi’an, Wuhan and Nanjing. In addition, pursuant to the supplemental regulations that became effective in May 2005, Hong Kong and Macau investors qualified under CEPA are permitted to establish wholly owned subsidiaries to engage in the construction, renovation and operation of cinemas in China, retroactive to January 1, 2005.

Pursuant to the Administrative Measures on Chinese-Foreign Cooperative Audio-Video Products Distribution Joint Ventures issued by MOC and MOFCOM, effective January 2004, foreign investors are permitted to own up to a 49% interest in cooperative joint ventures that engage in the wholesale, retail and lease of audio-video products. In addition, Hong Kong and Macau investors qualified under CEPA are permitted to hold majority ownership (not to exceed a 70% ownership interest) in such contractual joint ventures.

Pursuant to the Tentative Regulations on Access and Operation Qualification for Film Enterprises issued by SARFT and MOFCOM, effective November 2004, foreign investors are generally permitted to own up to a 49% interest in film production or technology companies in China. Foreign investors may hold controlling ownership interests in film technology companies that are established in the provinces or cities subject to specific approval by the Chinese government. In addition, pursuant to the supplemental regulations that became effective in May 2005, Hong Kong and Macau investors qualified under CEPA have been permitted to establish wholly owned subsidiaries to engage in the distribution of domestic films in China, retroactive to January 1, 2005.

Pursuant to the Tentative Administrative Regulations on Chinese-Foreign Equity or Cooperative Radio and Television Programming Production Joint Venture Enterprises issued by SARFT and MOFCOM, effective November 2004, foreign investors which specialize in the radio and television business are permitted to establish equity joint ventures and cooperative joint ventures with Chinese radio and television program production companies and other investors in China to produce and distribute radio and television programs in China, provided that such foreign investors’ equity interests in the joint venture does not exceed 49%. However, radio and television stations are not permitted to rent their channels to foreign entities or to cooperate with foreign entities in joint ventures or cooperative projects to manage radio or television channels. This prohibition is reiterated in SARFT’s “Administrative Regulations on Local Foreign Affairs within SARFT System,” effective July 2005, which further prohibits radio and television stations from cooperating with foreign entities in joint ventures or cooperative projects to launch any radio or television regular or live programs.

Regulations on Advertising Industry

The Advertising Law, which was promulgated by the Standing Committee of the National People’s Congress and became effective in February 1995, serves as the cornerstone of China’s advertising industry. SAIC is the government authority in charge of the advertising industry.

Regulations on foreign investment in advertising industry

In addition to the Foreign Investment Catalogue, foreign investment in China’s advertising industry is specifically governed by the Administrative Regulations on Foreign-Invested Advertising Enterprises issued by SAIC and MOFCOM, effective March 2004, which currently limit foreign ownership of companies that provide advertising services in China from holding greater than a 70% equity interest in such companies and require foreign investors to have at least two years of experience in the advertising industry outside of China. Beginning on December 10, 2005, foreign investors will be permitted to own a 100% equity interest in advertising companies in China, but such foreign investors are also required to have at least three years of experience in the advertising industry outside of China. Since we have not been involved in advertising outside of China for the required number of years, we intend to acquire a target company or companies by either acquiring simultaneously a foreign entity that has the required years of experience, or entering into contractual arrangements with affiliated entities in China to hold the required licenses to operate an advertising company. See the subheading of this section entitled “—Alternative Structures to Comply with Regulations on Media and Advertising Industry” for more information. In addition, Hong Kong and Macau investors qualified under CEPA (as defined above under the subheading “Government Regulation of the Media and Advertising Industry—Regulations on Foreign Investment in Media Industry”) are permitted to establish wholly-owned advertising subsidiaries in China, provided that such investors have experience in the advertising industry in Hong Kong or Macau. Furthermore, Chinese laws and regulations do not permit the transfer of any approvals, licenses or permits, including business licenses containing a scope of business that permits engaging in the advertising business.

Regulation of advertising services

In addition to the Advertising Law, principal regulations governing advertising services in China include: (i) the Advertising Administrative Regulations promulgated by the State Council, effective December 1987; and (ii) the Implementing Rules for the Advertising Administrative Regulations revised by SAIC, effective January 2005.

These regulations stipulate that companies that engage in advertising activities must obtain a business license from the SAIC or its local branches that specifically includes operating an advertising business within its business scope. Companies conducting advertising activities without such a license may be subject to penalties, including fines, confiscation of advertising income and orders to cease advertising operations. The business license of an advertising company is valid for the duration of its existence, unless the license is suspended or revoked due to a violation of any relevant law or regulation.

Advertising content

Chinese advertising laws and regulations set forth certain content requirements for advertisements in China, which include prohibitions on, among other things, misleading content, superlative wording, socially destabilizing content, or content involving obscenities, the supernatural, violence, discrimination or infringement of the public interest. Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited. It is prohibited to disseminate tobacco advertisements via radio, television, film broadcasts, newspapers or periodicals. It is also prohibited to display tobacco advertisements in any waiting lounge, theater, cinema, conference hall, stadium or other public area. There are specific restrictions and requirements regarding advertisements that relate to matters such as patented products or processes, pharmaceuticals, medical instruments, agrochemicals, veterinary pharmaceuticals, foodstuff, alcohol, cosmetics and others. In addition, all advertisements relating to pharmaceuticals, medical instruments, agrochemicals and veterinary pharmaceuticals advertised through radio, film, television, newspaper, periodical and other forms of media, together with any other advertisements which are subject to censorship by administrative authorities according to relevant laws and administrative regulations, must be submitted to the relevant administrative authorities for content approval prior to dissemination.

Advertisers, advertising operators and advertising distributors are required by Chinese advertising laws and regulations to ensure that the content of the advertisements they prepare or distribute are true and in full compliance with applicable law. In providing advertising services, advertising operators and advertising distributors must review the prescribed supporting documents in connection with any advertisements and verify that the content of such advertisements comply with applicable Chinese laws and regulations. In addition, prior to distributing advertisements for certain commodities that are subject to government censorship and approval, advertising distributors are required to ensure that governmental review has been performed and approval obtained. Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, SAIC or its local branches may order violators to cease their advertising business operations. Furthermore, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe on the legal rights and interests of third parties in the course of their advertising business.

Government Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

Foreign Currency Exchange

Pursuant to the amended Administrative Regulations on Foreign Exchange, effective January 1997, and various additional regulations issued by China’s State Administration of Foreign Exchange (“SAFE”), for current account transactions, such as payment for purchase of goods and services, Chinese RMB can be freely converted into foreign currency and transferred out of China through any designated foreign exchange bank. However, evidence in the form of contracts, invoices and, in some cases, government registration certificates, must be presented to the foreign exchange bank at the time of such conversion or transfer. Approval by SAFE or its local office is required for certain capital account transactions, such as equity investments and loans, conversion of foreign currency into Chinese RMB or Chinese RMB into foreign currency, and distributions thereof into or out of China.

Within China, all payments must be made in Chinese RMB. Unless otherwise approved, Chinese companies must repatriate foreign currency payments received from abroad into China. Foreign invested entities, which we will be following a business combination, are permitted to retain foreign currency in accounts with designated foreign exchange banks, subject to a maximum amount set by SAFE.

Recent SAFE Regulations

In January 2005, SAFE issued the “Notice on Certain Issues of Perfecting Administration of Foreign Exchange Regarding Mergers and Acquisitions by Foreign Investors” (the “SAFE No. 11 Notice”). According to the SAFE No. 11 Notice, Chinese residents must obtain approvals from and must make filings with SAFE or its local branches with respect to their overseas investments in connection with establishing or controlling, directly or indirectly, overseas entities. The SAFE No. 11 Notice also provides that, without the approval by SAFE or its local branches, no Chinese residents may swap properties or shares owned by them within China for shares or other properties of overseas entities. When reviewing applications for foreign exchange registration of foreign invested entities that are to be established through mergers and acquisitions by overseas entities, SAFE or its local branches will focus on whether the overseas entities are established or controlled by Chinese residents and whether the acquiring entities share the same management team with the target enterprise. With respect to acquired foreign invested entities that have made their foreign exchange registrations prior to January 2005, SAFE or its local branches will monitor and verify such matters as additional investments of capital, foreign exchange registrations for generating foreign exchanges as a result of the transfer of shares, shareholder loans, offshore profit distributions, and any reinvestment of profits.

In April 2005, SAFE promulgated the “Notice of the State Administration of Foreign Exchange on Certain Issues of Registration of Offshore Investments by Chinese Residents and Foreign Exchange Registration of Acquisitions by Foreign Investors” (the “SAFE No. 29 Notice”), to further explain the SAFE No. 11 Notice. According to the SAFE No. 29 Notice, if an acquisition of a Chinese company by an offshore company controlled directly or indirectly by Chinese residents obtained by a foreign investment enterprise approval certificate prior to the promulgation of the SAFE No. 11 Notice, the Chinese residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company. After applying for the foreign exchange registration, if the offshore company experiences material events, such as changes in its share capital, share transfers, mergers and acquisitions, spin-off transactions, contributing equity interests to a foreign party, using assets in China to guarantee offshore obligations or any other similar significant matter, the Chinese resident who directly or indirectly owns the largest shareholding of the offshore enterprise is required to go to the local SAFE branch and follow the procedures for the modification or archival filing of the foreign exchange registration. The SAFE No. 29 Notice also provides that failure to comply with the registration procedures set forth therein may result in a restriction on Chinese companies’ ability to obtain certificates for foreign exchange registration and distribute profits to their respective offshore parent companies. Failure to meet the requirements of any of the SAFE No. 11 Notice or the SAFE No. 29 Notice could result in a refusal to grant, or a conditional grant of, certificates for foreign exchange registration or the company may be required to pass an annual renewal of its foreign exchange registrations. This would hinder such company’s ability to raise additional capital inside or outside of China or to distribute profits offshore to foreign investors.

Alternative Structures to Comply With Regulations on Media and Advertising Industry

Due to the regulations in China discussed under the subheading of this section entitled “Regulations on Advertising Industry—Regulations on foreign investment in advertising industry,” we intend to acquire either ownership or control of one or more Chinese advertising businesses through a foreign entity having the requisite years of advertising experience outside of China which we would cause to concurrently acquire one or more Chinese advertising businesses, or by entering into contractual arrangements with a Chinese media or advertising business.

Concurrent Acquisition of Foreign and Chinese Advertising Businesses

We may acquire a foreign entity that has the requisite years of advertising experience outside of China, which we would cause to concurrently acquire one or more Chinese advertising businesses. According to current regulations in China, foreign entities must have two years of direct operations experience in the advertising industry outside of China. In addition, these foreign entities must be reputable and in good standing in their jurisdiction of incorporation. We believe numerous foreign entities are available that satisfy these regulations and can be acquired by us at a cost that will not materially affect our ability to concurrently complete a business combination with one or more advertising businesses in China. However, if the cost of acquiring a foreign entity, including due diligence and other expenses related to an acquisition, is materially greater than we expect, we may not have sufficient funds available to complete our acquisition of one or more Chinese advertising businesses. We may also face logistical difficulties when attempting to coordinate the concurrent purchase of a foreign entity and one or more Chinese advertising companies.

Contractual Arrangements

We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business (the “Chinese Operating Company”) and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and accounting treatment substantially equivalent to full ownership. In exchange for our payment of the acquisition consideration, the Chinese Operating Company would be owned 100% by Chinese residents whom we designate (the “Nominees”). The Chinese Operating Company would continue to hold the requisite advertising or other media licenses.

These contractual arrangements would be designed to provide the following:

•	We would be able to exert effective control over the Chinese Operating Company;

•	A substantial portion of the economic benefits of the Chinese Operating Company would be transferred to us; and

•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company owned by the Nominees, or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations.

Agreements that transfer economic benefit to us

Pursuant to the contractual arrangements we may enter into with the Chinese Operating Company, we would establish a new subsidiary in China (the “Chinese Subsidiary”) which would provide technology, technical support, consulting and related services to the Chinese Operating Company in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the Chinese Operating Company. Examples of the types of agreements into which these entities may enter include:

•	A technical services agreement, pursuant to which the Chinese Subsidiary licenses technology, and provides technical support and consulting services for the operations of, the Chinese Operating Company for a fixed monthly fee; and

•	A trademark license agreement with the Chinese Operating Company, pursuant to which the Chinese Subsidiary provides a non-exclusive license for the use of its trademarks and brand name by the Chinese Operating Company in exchange for a monthly license fee.

Agreements that provide effective control over the Chinese Operating Company

If we decide to pursue this structure and are able to consummate it, we may enter into the following agreements with the Chinese Operating Company and the Chinese Subsidiary that will be designed to provide us with effective control over the Chinese Operating Company:

•	A voting rights proxy agreement, pursuant to which the Nominees will grant us, or our designee, the right to appoint directors and senior management of the Chinese Operating Company and its subsidiaries and to exercise all of their other voting rights as shareholders of the Chinese Operating Company; and

•	A call option agreement, pursuant to which:

•	The Chinese Operating Company may not enter into any transaction that could materially affect its assets, liabilities, equity or operations without our prior written consent;

•	The Chinese Operating Company will not distribute any dividends without our prior written consent;

•	We or our designee will have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations and

•	An equity pledge agreement pursuant to which each Nominee and the Chinese Operating Company will pledge his or its equity interest in the Chinese Operating Company and any subsidiary, to the Chinese Subsidiary to secure their obligations under the relevant contractual control agreements, including but not limited to, their obligations under the technical services agreement and trademark license agreement described above and any similar agreements, and each of them will agree not to transfer, sell, pledge, dispose of or create any encumbrance on their equity interest in the Chinese Operating Company and any subsidiary without our prior written consent.

Subject to its review of the legal documents to be entered into to implement the above contractual arrangements, Zhong Lun Law Firm, our legal counsel in China, is of the opinion that:

•	The basic ownership structure described above is, as contemplated, in compliance with existing Chinese laws and regulations; and

•	The contractual arrangements as contemplated and described above will not result in any violation of Chinese laws and regulations currently in effect.

We have been advised by our legal counsel in China, however, that there are substantial uncertainties regarding the interpretation and application of current and future laws and regulations in China. Accordingly, there can be no assurance that the Chinese regulatory authorities, in particular the SAIC which regulates advertising companies, will not in the future take a view that is contrary to the above opinion of our legal counsel in China. We have been further advised by such counsel that if the Chinese government finds that the agreements that we may use to establish the structure for operating our advertising business do not comply with government restrictions on foreign investment in advertising businesses, we could be subject to severe penalties.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied to effect a business combination or business combinations as described in this prospectus, the proceeds are, generally, not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity, before investing, to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering themselves. These include time delays, significant expense, loss of voting control, and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with one or more operating businesses that may be financially unstable or in the early stages of development or growth.

We have not identified a target business

To date, we have not identified or selected any target business with which to seek a business combination, nor have we decided upon the structure we will use to acquire a target business. None of our officers, directors, advisors, promoters, or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, and applicable Chinese laws and regulations, and the Chinese governmental restrictions on foreign investment in advertising described under the subheading of this section entitled “Regulations on Advertising Industry—Regulations on foreign investment in advertising industry, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate in the media and advertising industry in China. Accordingly, there is no basis for investors in this offering, before investing, to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, consultants, and/or financial service institutions we may engage and other members of the financial community who are aware that we are seeking a business combination, through public relations and marketing efforts, direct contact by management, or other similar efforts, and who may present solicited or unsolicited proposals. Finders or brokers fees will customarily be tied to the consummation of a business combination (and would be in the case of an unsolicited proposal) and we may pay fees whether or not a business combination is consummated. The fees to be paid to such persons will be a percentage of the fair market value of the transaction. Any fee to a finder or broker will be determined in an arm’s length negotiation between the finder or broker and us. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions, we may decide to engage such firms in the future. Such compensation may be paid from the offering proceeds not held in trust. Our officers, directors and advisors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses, in no event will we pay any of our existing officers, directors, or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, advisors or existing stockholders will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

Selection of target businesses and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses with a collective fair market value that is at least 80% of our net assets at the time we acquire such company or obtain control, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses in the media and advertising industry in China. We have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates, the likelihood or probability of success of any proposed business combination or the structure we will use to effect a business combination or business combinations. Since we have not yet analyzed the businesses available for acquisition and have not identified any target businesses, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business (other than a business we may acquire to satisfy Chinese regulations regarding direct operational experience in the advertising industry outside of China), our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	Financial condition and results of operation;

•	Growth potential;

•	Experience and skill of management and availability of additional personnel;

•	Capital requirements;

•	Competitive position;

•	Barriers to entry into the media and advertising industry in China;

•	Stage of development of the products, processes or services;

•	Degree of current or potential market acceptance of the products, processes or services;

•	Proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	Regulatory environment of the industry; and

•	Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective.

In evaluating a prospective target business, we intend to conduct an extensive due diligence review, which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince the sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair market value of target business

The initial target business or businesses in which we acquire ownership or obtain control must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, or if a conflict of interest exists, such as if management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value, if our board of directors independently determines that the target business has sufficient fair market value and no conflict of interest exists.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure, and other legal issues and closings with multiple target businesses. In addition, we would be exposed to the risk that conditions to closing with respect to the acquisition of one or more target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value threshold of 80% of net assets. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, we may not have the resources initially to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the acquisition of several entities at the same time and may be with different sellers, we will need to convince the sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if stockholder approval would not be required under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States GAAP.

In connection with the vote required for our initial business combination, all of our existing stockholders, which includes all of our officers and directors, and advisors who hold shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement does not apply to shares included in units purchased in the open market by any of our existing stockholders, which includes our officers, directors and advisors. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted for cash, if the stockholder votes against the business combination, exercises his, her or its conversion rights and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account (calculated as of two business days prior to the consummation of the proposed business combination) inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account (net of taxes payable), the initial per-share conversion price would be $7.00, or $1.00 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its conversion rights, the stockholder’s shares will not be converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account can retain the warrants that they received as part of the units. Because the initial per share conversion price is $7.00 per share (plus any interest per share earned in the trust account (net of taxes payable)), which is lower than the $8.00 per unit in the offering price, and, may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. There may also be a corresponding incentive to our existing stockholders to exercise their conversion rights with respect to any shares acquired in the aftermarket after the consummation of this offering, in light of the fact that our existing stockholders’ weighted average cost per share (taking into account the shares acquired for a nominal amount prior to the offering in addition to those securities purchased in the aftermarket, if any) will be significantly less than the amount payable upon the exercise of the conversion right ($7.00 per share). We will not complete any business combination if public stockholders (other than our existing stockholders), owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria (as described in this subheading) have been satisfied, we will dissolve and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable), plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.00, or approximately $1.00 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of conversion, there may be a perceived disincentive on the part of public stockholders to exercise their conversion rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. David Y. Chen, our chairman, chief executive officer and president, and Richard L. Chen, our Chief Financial Officer and Secretary, have agreed with us and ThinkEquity Partners LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us, or the claims of any target business with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent the payment of such debts or obligations actually reduces the amount of funds in the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than the $7.00, plus interest (net of taxes payable), initially placed in the trust due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with theirs which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	Our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	Our obligation to convert for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	The requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is, or our target businesses are, privately held, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring such target business or businesses with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business or target businesses. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020, as well as in Beijing and Shanghai, each of which are provided by Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chairman, chief executive officer and president. The aggregate cost for our offices in New York, Beijing and Shanghai is $10,000 per month and includes office space and related services provided by Enjoy Media (Hong Kong) Limited pursuant to a letter agreement. We consider our current office space adequate for our current operations.

Employees

We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute a minimum number of hours per week to our matters as the nature of identifying and negotiating with a target business or target businesses may require extensive time commitments at certain stages and very little at others. However, these individuals intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate as well as the stage of a potential business combination, although we expect each of them to devote a minimum of approximately ten hours per week to our business during the target identification stage, and close to fulltime during negotiations of a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if it does not have financial statements that are prepared in accordance with, or which can be reconciled to, and audited in accordance with United States GAAP. Additionally, our management will provide stockholders with the audited financial statements as part of the proxy solicitation materials to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for a target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$52,500,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.	$49,140,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $52,500,000 of net offering proceeds held in trust will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will each begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 trading days after the exercise in full by the underwriters of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
David Y. Chen	37	Chairman, Chief Executive Officer and President
Richard L. Chen	32	Chief Financial Officer, Secretary and Director
Jean Chalopin	55	Director
Richard L. Chang	33	Director
Robert B. Hersov	44	Director

There are no family relationships among the directors, executive officers and advisors.

David Y. Chen has been our Chairman, Chief Executive Officer and President since our inception. Since November 2004, Mr. Chen has been the Chief Executive Officer and a member of the board of directors of Financial Telecom Limited (USA), Inc., a company that provides financial advisory and direct investment services to corporations in Mainland China and Hong Kong and which is publicly traded in the United States on the OTC Bulletin Board. In January 2002, Mr. Chen joined The Hartcourt Companies Inc., a business development and investment holding company specializing in supply chain distribution of information technology products in China which is publicly traded in the United States on the OTC Bulletin Board, and served as its Chief Executive Officer from June 2002 to June 2004. From November 2000 to November 2001, Mr. Chen was the Chief Executive Officer of V2 Technology Inc., an Internet based communication and videoconferencing software company in China. From July 1999 to November 2000, he was the Managing Director of Greater China for HelloAsia Inc., a venture capital-funded Internet company with offices in Asia and the United States. From October 1995 to July 1999, Mr. Chen served in various sales and marketing management positions at Turner Broadcasting International Inc., most recently as its Marketing Director for CNN Asia Pacific and Sales Director for Greater China advertising sales. Mr. Chen serves as the non-Executive Chairman of Enjoy Media Holdings Ltd., a specialty media company in China. Mr. Chen holds a Bachelor of Economics from Monash University of Australia.

Richard L. Chen has been our Chief Financial Officer, Secretary and a member of our board of directors since our inception. Since June 2000, Mr. Chen has been the Managing Director of Yifei Group, a lifestyle products and media company in Shanghai, China. Mr. Chen was one of the founders of Focus Media, a digital outdoor advertising company in China, and since June 2002 has served as its advisor. Mr. Chen has served as the Managing Director since September 2003 and August 2003, respectively, of Shanghai Tatler and Beijing Tatler, premium lifestyle and high society magazines in China that he founded and in which the Yifei Group is an investor. Mr. Chen also founded, and since May 2003 has served as the Managing Director of, Yifei Visual Art Book Publishing, a publisher of photographic and lifestyle design books in China in which the Yifei Group is an investor. From November 1999 to May 2000, Mr. Chen was the Chief Financial Officer of FMW Network, an Internet content provider of lifestyle services. From November 1998 to October 1999, he was an Associate Analyst in the Internet and Computer Software Group of Scudder Kemper Small-Cap Funds, a group of funds with over $20 billion of assets under management. Mr. Chen holds a B.Sci. in Management from Carnegie Mellon University.

Jean Chalopin has been a member of our board of directors since our inception. For over 35 years, Mr. Chalopin has produced and written a number of television programs and feature films, including Inspector Gadget, Heathcliff, The Care Bears and M.A.S.K. Since August 2004, Mr. Chalopin has been involved in the creation and development of the Movie Plus Group and serves as the Chief Representative of the Beijing office of its subsidiary, Castle Hero Picture Ltd (HK). Movie Plus Group develops, produces and distributes feature films and television programs catering to children and family programming that is focused on China, where it has partnered with the China Film Group, the state-owned film conglomerate. Since October 2000, he has been the

President of Story Plus Group, an online children’s book publishing and writers club. From December 1989 to December 2000, Mr. Chalopin was the President of Jean Chalopin Consultants, a company that produced, distributed and packaged television films and series. From 1987 to 1996, Mr. Chalopin was the President of Creativity & Development S.A., a company specializing in children’s programming. From 1971 to 1986, Mr. Chalopin was the founder, Chairman and Chief Executive Officer of DIC Audiovisual, SARL, which was an animation studio.

Richard L. Chang has been a member of our board of directors since our inception. Since March 2005, Mr. Chang has been a Managing Director with SuttonBrook Capital Management. From July 2003 to January 2005, Mr. Chang was a Partner of, and an advisor to, Primarius Capital. From July 1999 to June 2003, Mr. Chang was with Bowman Capital Management, where he was a General Partner. Mr. Chang oversaw the firm’s investing activities in Asia and was a co-founding member of the firm’s two venture capital funds: the $500 million Spinnaker Crossover Fund and the $400 million Bowman Capital Private Equity Fund II. Mr. Chang led the firm’s investments in Alphablox (acquired by IBM), Atheros Communications (Nasdaq: ATHR), Employease, Epinions (acquired by EBAY) and Onebox (acquired by OPWV). From September 1997 to April 1999, Mr. Chang was a Manager and Head of Business Development in Asia for Sony Pictures Entertainment, where he helped launch Columbia Pictures Asia and Columbia TriStar Television Asia, and from December 1998 to March 1999, he served as Chief Financial Officer for SuperTV, Sony’s Taiwanese Cable Channel. From July 1993 to June 1995, Mr. Chang worked in the Mergers and Acquisitions group at Lazard Freres, where he specialized in media and healthcare. Mr. Chang is a member of the Pacific Council on International Policy and is on the boards of Gobi Partners, Primarius Capital China, and Persistent Edge Fund Management. Mr. Chang holds an MA in Politics, Philosophy and Economics from Oxford University and a B.Sc. in Economics from the Wharton School, University of Pennsylvania.

Robert B. Hersov has been a member of our board of directors since our inception. Since January 2004, Mr. Hersov has been the Vice Chairman of NetJets Europe, a subsidiary of NetJets, Inc., a large private aviation and fractional jet ownership company which was acquired by Berkshire Hathaway Inc. in 1998. Mr. Hersov founded and from December 2002 to April 2004 served as the Chief Executive Officer of Marquis Jet Europe, a private aviation company which was acquired by NetJets, Inc. in 2004. Mr. Hersov also founded and from October 1998 to December 2002 served as the Chairman of Sportal, a company that operates an Internet site that offers sports-related games and videos. From September 1997 to September 1998, he served as the Executive Director of Enic plc, a privately-held holding company that invests primarily in the sports and media sectors. From July 1995 to March 1997, Mr. Hersov was the Chief Executive Officer of Telepiu PayTV in Milan, Italy, a pay TV and digital satellite company. From December 1993 to July 1995, Mr. Hersov served as an Executive Director of Richemont, a tobacco, luxury and media conglomerate listed on the SWX Swiss Exchange. Mr. Hersov is the non-Executive Chairman of the Board of Exclusive Resorts Europe, a company that owns and operates luxury villa residences. Mr. Hersov holds an MBA from the Harvard Business School and a B.B.S. from the University of Cape Town.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Richard L. Chang, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jean Chalopin and Robert B. Hersov, will expire at the second annual meeting. The term of office of the third class of directors, consisting of David Y. Chen and Richard L. Chen, will expire at the third annual meeting.

Special Advisors

We also have several advisors that will assist us in identifying and evaluating prospective acquisition candidates, selecting target businesses, and structuring, negotiating and consummating a business combination. They are as follows:

Steven Chang has been the Chief Executive Officer of Optimedia China of the ZenithOptimedia Group, one of the largest media buying companies in the world, since May 2004. From January 2002 to April 2004,

Mr. Chang was the Executive Vice President of ZenithOptimedia China, a member of the ZenithOptimedia Group. From October 1996 through December 2001, Mr. Chang was the General Manager of ZenithMedia China, a member of the ZenithOptimedia Group. From June 1994 to October 1996, Mr. Chang was the Executive Media Director of Saatchi & Saatchi Hong Kong and the 4A Media Committee Chairman in Hong Kong. Mr. Chang holds an Executive M.B.A. from Kellogg-HKUST and a B.A. from University of Leeds in England.

Thomas Doctoroff has been the Chairman of North Asia and Chief Executive Officer of Greater China for J. Walter Thompson, a large, global advertising agency, since December 2001. Prior to that, Mr. Doctoroff was the Managing Director of J. Walter Thompson’s Shanghai office from July 1998 to November 2001. From July 1994 to July 1998, Mr. Doctoroff was the Regional Business Director of J. Walter Thompson, where he managed several multinational clients across Asia Pacific, including Pepsi, Philip Morris, Kraft and Citibank. Mr. Doctoroff holds an M.B.A. from the University of Chicago and a B.A. in Psychology from Northwestern University.

Carl Meyer has been the Managing Director and publisher of America’s Greatest Brands, a book publishing company based in New York, since August 2003. Prior to that, from March 1999 to January 2003, Mr. Meyer served at The A&E Television Networks as Managing Director of The History Channel-Asia in Hong Kong where he was responsible for establishing joint ventures and partnerships in China, Japan, Australia and Malaysia as well as programming sales across the Asian region. From July 1996 to January 1999, he served at Turner Broadcasting International, Inc. as its Senior Vice President of Advertising Sales and Trade Marketing overseeing the offices in Hong Kong, Tokyo, Singapore and Taiwan for CNN and The Cartoon Network. From July 1994 to September 1995, Mr. Meyer was a Senior Vice President of Sales, Marketing and Public Relations for Orbit Communications in Rome, Italy, a provider of DTH service to the Middle East. From April 1992 to July 1994, he was the Senior Vice President of Advertising Sales, Trade Marketing, and Research at Star TV, the first cable and satellite service in Asia. From October 1968 to April 1992, Mr. Meyer served in various advertising, sales, marketing and programming positions at the NBC Television Network, most recently as its Vice President of advertising sales. Mr. Meyer has previously served on the Boards of Directors of Star TV/BBC joint venture in Asia, and Channel V-Star TV’s music channel, representing Warner Brother’s ownership interests, as well as The History Channels joint venture in Japan with the Tohokushinsha Group. Mr. Meyer holds a B.B.A. from Roanoke University.

Lisa Tseng has been a self-employed financial advisor to corporate and government clients, start-up ventures, and not-for-profit organizations since March 2002, advising these clients in capital raising, strategic partnerships and development of international client relationships. From September 1999 to March 2002, she was a Partner of Millennium Hanson Internet Partners, a London and California based private equity fund investing in Internet and technology ventures. From August 1998 to September 1999, Ms. Tseng was a U.S. representative of Hanson Capital, a London and California based investment boutique. Ms. Tseng holds a B.A. in Economics from Stanford University.

Dashen Wu retired as the Chairman of China Television Media Ltd. in July 2004, a position he held since August 2001. China Television Media Ltd. is a television production, leisure and advertising company listed on the China A Share stock market and is controlled by China Central Television Corp. (“CCTV”), China’s national free-to-air broadcaster with 13 television channels. From August 1999 to July 2004, he served as the Executive Deputy Chief Executive Officer of China International Television Corporation, a wholly-owned subsidiary of CCTV. From August 1995 to July 1999, he was the Managing Director of China Radio and Television for Foreign Economic Co-op Corp., an affiliated company of the State Administration of Radio, Film and Television (“SARFT”), the ministry regulating China’s media and broadcasting industry. From August 1992 to July 1995, he was the Director of the Audit Bureau of SARFT. From 1985 to 1992, Mr. Wu was the Assistant Director of China Radio International, an international radio broadcaster in over 40 different languages. Mr. Wu holds a B.A. degree from Beijing University.

None of these individuals has been a principal of or been affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, two members of our board of directors, Messrs. Chalopin and Hersov, intend to be principals in another blank check company, although there have been no filings to date with the Securities and Exchange Commission and there will be no conflicts regarding the industry or region of focus with such other blank check company and us. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Executive Officer and Director Compensation

None of our executive officers has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chairman, chief executive officer and president, an aggregate fee of $10,000 per month for providing us with certain administrative, technology and secretarial services, as well as the use of limited office space in New York, Beijing and Shanghai. However, this arrangement is solely for our benefit and is not intended to provide this individual compensation in lieu of a salary. None of our other executive officers or directors has a relationship with or interest in Enjoy Media (Hong Kong) Limited. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 1, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our executive officers and directors; and

•	All our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
David Y. Chen(2)(3)	622,500	33.2%	6.6%
Richard L. Chen(3)(4)	346,875	18.5	3.7
Jean Chalopin(3)	185,625	9.9	2.0
Richard L. Chang(3)	178,125	9.5	1.9
Robert B. Hersov(3)	185,625	9.9	2.0
AFG Trust Assets Ltd.(5)	281,250	15.0	3.0
All directors and executive officers as a group (5 individuals)	1,518,750	81.0%	16.2%

(1)	Unless otherwise indicated, the business address of each of the individuals is Rockefeller Center 1230 Avenue of the Americas, 7th Floor, New York, New York 10020.
(2)	David Y. Chen is our chairman of the board, chief executive officer and president.
(3)	This individual is a director.
(4)	Richard L. Chen is our chief financial officer and secretary.
(5)	The business address of this stockholder is Level 26, PriceWaterhouseCoopers Tower, 188 Quay Street, Amekland, NZ. Bin Lu, a director of AFG Trust Assets Ltd., has sole voting power with respect to the shares held by AFG Trust Assets Ltd.

The 75,000 shares of our common stock beneficially owned by our special advisors, together with the shares of our common stock beneficially owned by our other existing stockholders, comprise 100% of the issued and outstanding shares of our common stock prior to the offering and will comprise 20% of the shares outstanding after the offering. Immediately after this offering, our existing stockholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	Three years following the date of this prospectus;

•	Our liquidation; or

•	The consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

David Y. Chen, our chairman, chief executive officer and president, Richard L. Chen, our chief financial officer and secretary, and AFG Trust Assets Ltd., one of our existing stockholders, have entered into an agreement with the representative of the underwriters whereby they, or certain of their affiliates, will place bids for and, if their bids are accepted, purchase in the open market, within the first 30 days after separate trading of the warrants has commenced, as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 600,000 warrants. Of these 600,000 warrants, each of our officers will place bids for, and if its bids are accepted, purchase up to 150,000 warrants and, subsequent to the completion of the purchase of these warrants, AFG Trust Assets will place bids for, and if its bids are accepted, purchase up to 300,000 warrants. They have further agreed that any warrants purchased by them or their affiliates will not be sold or transferred until the completion of a business combination. In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the warrants described above and within the first 30 days after separate trading of the warrants has commenced, ThinkEquity Partners LLC, the representative of the several underwriters, or certain of its principals, affiliates or designees will place bids for, and if its bids are accepted, purchase in the open market, within the first 30 days after separate trading of the warrants has commenced, as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 300,000 warrants. The warrants will begin separate trading the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 trading days after the exercise in full by the underwriters of such option, provided that in no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K, and if such over-allotment option is exercised after such time, we will file an amended Current Report on Form 8-K, including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option.

David Y. Chen and Richard L. Chen, are our “promoters,” as this term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the section entitled “Management—Directors and Executive Officers.”

•	In light of our existing stockholders’ involvement with other advertising businesses and our purpose to consummate a business combination with one or more operating businesses in this same sector, we may decide to acquire one or more businesses affiliated with our existing stockholders. If management selects a company affiliated with one of our existing stockholders as a prospective target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the fair market value of such affiliated company.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. Messrs. Chalopin and Hersov, two members of our board of directors, intend to be principals in another blank check company, although there have been no filings to date with the Securities and Exchange Commission and there will be no conflicts regarding the industry or region of focus with such other blank check company and us.

•	Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and may own warrants which will expire with no value if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business.

•	Our officers and directors may negotiate to be retained post-business combination as a condition to any potential business combination, and they may look unfavorably upon, or reject a business combination with, a potential target business whose owners refuse to retain certain of our officers or directors post-business combination, thereby resulting in a conflict of interest.

•	In the event management were to make substantial loans to us in excess of the amount outside the trust fund, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.

•	Our officers and directors who purchase common stock in the open market will be treated in all respects as public stockholders with respect to those shares. As a result, they will be afforded the same voting and conversion rights that the public stockholders are afforded.

•	We are obligated, commencing on the date of this prospectus, to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, our chairman, chief executive officer and president, an aggregate monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of limited office space in New York, Beijing and Shanghai. We believe that, based on rents and fees for similar services in New York, Beijing and Shanghai, the fee charged by Enjoy Media (Hong Kong) Limited is at least as favorable as we could have obtained from an unaffiliated third party.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	The corporation could financially undertake the opportunity;

•	The opportunity is within the corporation’s line of business; and

•	It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any securities acquired by existing stockholders in this offering or in the aftermarket will be considered as part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in this offering or the aftermarket any way they choose. In addition, our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion would be included in each case in our proxy solicitation materials furnished to our stockholders and we expect that such independent investment banking firm will be a consenting expert.

On July 12, 2005, Jean Chalopin and Kilmer International Investments Limited, an entity wholly-owned by of Robert B. Hersov, advanced a total of $170,000 to us to cover expenses related to this offering. Messrs. Chalopin and Hersov are each members of our board of directors. Such loans will be payable with 4% annual interest on the earlier of July 12, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering allocated for the payment of offering expenses.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Prior Share Issuances and Subsequent Transfer

On July 12, 2005, we issued an aggregate of 1,875,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of a little more than $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
David Y. Chen	903,750	Chairman, Chief Executive Officer and President
Richard L. Chen	346,875	Chief Financial Officer, Secretary and Director
Jean Chalopin	185,625	Director
Richard L. Chang	178,125	Director
Robert B. Hersov	185,625	Director
Steven Chang	9,375	Advisor
Thomas Doctoroff	9,375	Advisor
Carl Meyer	9,375	Advisor
Lisa Tseng	46,875	Advisor

On July 25, 2005, Mr. David Y. Chen sold an aggregate of 281,250 of his shares for a little more than $0.01 per share to AFG Trust Assets Ltd., an accredited investor, in a private transaction exempt from the registration requirements of the Securities Act. All shares are subject to Securities Act transfer restrictions, and the certificates evidencing the shares bear legends to such effect.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by 10 recordholders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will each begin separate trading on the earlier to occur of the expiration of the underwriters’ over-allotment option or 20 trading days after the exercise in full by the underwriters of such option, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, which includes our officers, directors and advisors. Additionally, our existing stockholders, which includes our officers, directors and advisors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. For additional information, see the section entitled “Management—Directors and Executive Officers.”

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	The completion of a business combination; or

•	One year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option to be granted to ThinkEquity Partners LLC),

•	In whole and not in part,

•	At a price of $.01 per warrant at any time after the warrants become exercisable,

•	Upon not less than 30 days prior written notice of redemption to each warrant holder, and

•	If, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed the price at which the warrants may be called for redemption or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to ThinkEquity Partners LLC an option to purchase up to a total of 375,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units offered in this offering). For a more complete description of the purchase option, see the section entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of these shares will be eligible for sale under Rule 144 prior to July 12, 2006 (July 25, 2006 for the shares held by AFG Trust Assets Ltd.). Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 105,000 if the underwriters exercise their over-allotment option); and

•	The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by the manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 1,875,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which ThinkEquity Partners LLC is acting as representative, has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:

Underwriters	Number of Units
ThinkEquity Partners LLC

Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by stockholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	The history and prospects of companies whose principal business is the acquisition of other companies;

•	Prior offerings of those companies;

•	Our prospects for acquiring an operating business at attractive values;

•	Our capital structure;

•	An assessment of our management and their experience in identifying operating companies;

•	General conditions of the securities markets at the time of the offering; and

•	Other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the syndicate net short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table at the beginning of this section.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount	0.48	3,600,000	4,140,000
Non-accountable Expense Allowance(1)	0.24	1,800,000	1,800,000

Proceeds before expenses(2)	$7.28	$54,600,000	$63,060,000

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.
(2)	The offering expenses are estimated to be approximately $500,000.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 375,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 375,000 units, the 375,000 shares of common stock and the 375,000 warrants underlying such units, and the 375,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, in accordance with the rules, the underwriters may purchase and sell our units in certain open market transactions, including short sales, purchases to cover positions created by short sales and stabilizing transactions so long as any such stabilizing transaction does not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase from us additional units to cover over-allotments. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out a covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units from us pursuant to the option granted to them to cover over-allotments. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing our units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of units in the open market that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our units made by the underwriters in the open market prior to the completion of this offering for the purpose of maintaining the price of our units.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our units and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our units. As a result, the price of our units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. Bingham McCutchen LLP, New York, New York, is acting as counsel for the underwriters in this offering. Certain legal matters as to Chinese law will be passed upon for us by Zhong Lun Law and for the underwriters by Jun He Law.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Shine Media Acquisition Corp.

We have audited the accompanying balance sheet of Shine Media Acquisition Corp. (a corporation in the development stage), as of July 18, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 24, 2005 (inception) to July 18, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shine Media Acquisition Corp. as of July 18, 2005, and the results of its operations and its cash flows for the period from June 24, 2005 (inception) to July 18, 2005, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

New York, New York

July 28, 2005

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

July 18, 2005
ASSETS

Current assets
Cash	$194,950

Total assets	$194,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$800
Notes payable, stockholders	170,000

Total liabilities	170,800

Commitments and contingencies	0

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	0
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding 1,875,000 shares	188
Paid-in capital in excess of par	24,812
Deficit accumulated during the development stage	(850)

Total stockholders’ equity	24,150

Total liabilities and stockholders’ equity	$194,950

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from June 24, 2005 (inception) to July 18, 2005
Formation and operating costs	$850

Net loss	$850

Weighted average shares outstanding (basic and diluted)	1,875,000

Net loss per share (basic and diluted)	$(0.00)

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period from June 24, 2005 (inception) to July 18, 2005
	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Common shares issued July 12, 2005 at $.01 per share	1,875,000	$188	$24,812	$—	$25,000
Net loss	—	—	—	(850)	(850)

Balance at July 18, 2005	1,875,000	$188	$24,812	$(850)	$24,150

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from June 24, 2005 (inception) to July 18, 2005
Cash flows from operating activities
Net loss	$(850)
Adjustments to reconcile net loss to net cash used in operating activities:
Increases in:
Accrued expenses	800

Net cash used in operating activities	(50)

Cash flows from financing activities
Proceeds from notes payable, stockholders	170,000
Proceeds from sale of common stock	25,000

Cash provided by financing activities	195,000

Net increase in cash	194,950

Cash, beginning of period	0

Cash, end of period	$194,950

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.	Organization, proposed business operations and summary of significant accounting policies

Nature of operations

Shine Media Acquisition Corp. (the “Company”) was incorporated in Delaware on June 24, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other business combination, an operating company in the media and advertising industry in China.

At July 18, 2005, the Company had not yet commenced any operations. All activity through July 18, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with one or more operating businesses. As used herein, a “target business” means an operating business in the media and advertising industry in China and a “business combination” shall mean the direct or indirect acquisition by the Company of the ownership or control of such a target business or businesses.

Upon the closing of the Proposed Offering, $52,500,000 or approximately 97% of the total net proceeds of this offering ($7.00 per unit) will be placed in a trust account at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, and invested until the earlier of (i) the consummation of the Company’s first business combination; or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the business combination, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Existing Stockholders”), have agreed to vote their 1,875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the trust account (“Trust Account”) as of the record date for determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Existing Stockholders.

The Company’s amended and restated certificate of incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.)

Income taxes

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating $300. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 18, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss per common share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 7,500,000 units (“Units”) at a maximum price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. An additional 1,125,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day before we send the notice of redemption.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

3.	Notes Payable, Stockholders

On July 12, 2005, the Company issued unsecured promissory notes (the “Notes”) to a member of its board of directors and an entity wholly-owned by another member of its board of directors, and totaling $170,000. The Notes bear interest at the rate of 4% per annum and are payable on the earlier of July 12, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

4.	Commitments and contingencies

In connection with the Proposed Offering, the Company has committed to pay an underwriting discount of 6% of the gross offering proceeds and an expense allowance of 3% the gross offering proceeds, excluding the over-allotment option, to the underwriters at the closing of the Proposed Offering.

The Company has agreed to pay to Enjoy Media (Hong Kong) Limited, an affiliate of David Y. Chen, the Company’s Chairman, Chief Executive Officer and President, an aggregate of $10,000 a month for 24 months for office space in New York, Beijing and Shanghai as well as general and administrative expenses.

Certain of the Existing Stockholders have agreed that after this offering is completed and within the first 30 days after separate trading of the warrants has commenced, they or certain of their affiliates will collectively place bids for and, if their bids are accepted, purchase in the public marketplace as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 600,000 warrants. They have further agreed that any warrants purchased by them or their affiliates will not be sold or transferred until the completion of a business combination. In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the warrants described above and within the first 30 days after separate trading of the warrants has commenced, the representative of the several underwriters, or certain of its principals, affiliates or designees will place bids for and, if its bids are accepted, purchase as many warrants as can be purchased at less than $1.20 per warrant, not to exceed 300,000 warrants.

The Company has agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 375,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 375,000 units, the 375,000 shares of common stock and the 375,000 warrants underlying such units, and the 375,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Company will account for the underwriters’ purchase option as a cost of raising capital and will include the instrument as equity in its financial statements.

5.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of “blank check” preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

Until             , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

Shine Media Acquisition Corp.

7,500,000 Units

PROSPECTUS

ThinkEquity Partners LLC

            , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Printing and engraving expenses	50,000
Accounting fees and expenses	30,000
SEC Registration Fee	14,985
NASD filing fee	13,231
Legal fees and expenses (including blue sky services and expenses)	325,000
Miscellaneous	65,784	(2)

Total	$500,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, as well as distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
David Y. Chen	903,750
Richard L. Chen	346,875
Jean Chalopin	185,625
Richard L. Chang	178,125
Robert B. Hersov	185,625
Steven Chang	9,375
Thomas Doctoroff	9,375
Carl Meyer	9,375
Lisa Tseng	46,875

Such shares were issued on July 12, 2005 in connection with our organization for total consideration of $25,000 paid by our directors, who directed that some of the shares be issued to company advisors. No underwriting discounts or commissions were paid with respect to such shares. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act, by virtue of the small amount of consideration and limited number of individuals involved and transfer restrictions referred to in the last sentence of this paragraph. On July 25, 2005, Mr. David Y. Chen sold an aggregate of 281,250 of his shares for a little more than $0.01 per share to AFG Trust Assets Ltd., an accredited investor, in a private transaction exempt from the registration requirements of the Securities Act. All shares are subject to Securities Act transfer restrictions, and the certificates evidencing the shares bear legends to such effect.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

1.2	Form of Selected Dealers Agreement*

3.1	Amended and Restated Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

4.5	Form of Unit Purchase Option to be granted to Representative*

5.1	Opinion of Loeb & Loeb LLP*

10.1	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and David Y. Chen*

10.2	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Richard L. Chen*

Exhibit No.	Description

10.3	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Jean Chalopin*

10.4	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Richard L. Chang*

10.5	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Robert Hersov*

10.6	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Carl Meyer*

10.7	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Thomas Doctoroff*

10.8	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Steven Chang*

10.9	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Lisa Tseng*

10.10	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and AFG Trust Assets Ltd. *

10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

10.12	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders*

10.13	Form of Services Agreement with Enjoy Media (Hong Kong) Limited*

10.14	Form of Promissory Note dated July 12, 2005

10.15	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders*

10.16	Form of Warrant Purchase Agreement among David Y. Chen, Richard L. Chen, AFG Trust Assets Ltd. and ThinkEquity Partners LLC*

23.1	Consent of Goldstein Golub Kessler LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page)

*	To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 29, 2005.

Shine Media Acquisition Corp.

By:	/s/ DAVID Y. CHEN
David Y. Chen Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David Y. Chen, Richard L. Chen and Richard L. Chang as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ DAVID Y. CHEN David Y. Chen	Chairman, Chief Executive Officer and President (principal executive officer)	July 29, 2005

/s/ RICHARD L. CHEN Richard L. Chen	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	July 29, 2005

/s/ JEAN CHALOPIN Jean Chalopin	Director	July 29, 2005

/s/ RICHARD L. CHANG Richard L. Chang	Director	July 29, 2005

/s/ ROBERT B. HERSOV Robert B. Hersov	Director	July 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

1.2	Form of Selected Dealers Agreement*

3.1	Amended and Restated Certificate of Incorporation

3.2	By-laws

4.1	Specimen Unit Certificate*

4.2	Specimen Common Stock Certificate*

4.3	Specimen Warrant Certificate*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

4.5	Form of Unit Purchase Option to be granted to Representative*

5.1	Opinion of Loeb & Loeb LLP*

10.1	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and David Y. Chen*

10.2	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Richard L. Chen*

10.3	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Jean Chalopin*

10.4	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Richard L. Chang*

10.5	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Robert Hersov*

10.6	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Carl Meyer*

10.7	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Thomas Doctoroff*

10.8	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Steven Chang*

10.9	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and Lisa Tseng*

10.10	Form of Letter Agreement among the Registrant, ThinkEquity Partners LLC and AFG Trust Assets Ltd.*

10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

10.12	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders*

10.13	Form of Services Agreement with Enjoy Media (Hong Kong) Limited*

10.14	Form of Promissory Note dated July 12, 2005

10.15	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders*

10.16	Form of Warrant Purchase Agreement among David Y. Chen, Richard L. Chen, AFG Trust Assets Ltd. and ThinkEquity Partners LLC*

23.1	Consent of Goldstein Golub Kessler LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page)

*	To be filed by amendment